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                                                                  Exhibit 10.4

                                                                    June 4, 2003

                        Class A-3a Rate Swap Transaction

CIT Equipment Collateral 2003-VT1, (the
"Trust") governed by the Amended and
Restated Trust Agreement, dated as of
May 1, 2003, between NCT Funding
Company, L.L.C. and The Bank of New York
(Delaware), as Delaware trustee, and
The Bank of New York, as owner trustee (in that capacity, and any successor in that capacity, the "Owner Trustee")

Ladies and Gentlemen:

          The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below.

          The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation (referred to herein as the "ISDA Definitions"). For these purposes, all references in those Definitions to a "Swap Transaction" shall be deemed to apply to the Transaction referred to herein. In the event of any inconsistency between the ISDA Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into the Transaction and to perform its obligations hereunder and (ii) the person executing and delivering this Confirmation on behalf of the party is duly authorized to execute and deliver it.

          1. This Confirmation supplements, forms part of, and is subject to, the Master Agreement dated as of June 4, 2003, as amended and supplemented from time to time (the "Agreement"), between the Trust and Bank One, NA ("Bank One"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

          2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:       For each Calculation Period, the aggregate outstanding
                       principal balance (the "Aggregate Principal Notes
                       Balance") of the CIT Equipment Collateral 2003-VT1 Class
                       A-3a Notes (the "Trust Securities") used as the basis for calculating regularly scheduled Class A-3a Monthly
                       Interest Distributable Amounts thereunder for the interest period thereunder scheduled to begin and end on the first





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                       and last days, respectively, of that Calculation Period,
                       as such amount is identified (subject to part 5b hereof) to Bank One by the entity acting at the relevant time as the servicer under the Pooling and Servicing Agreement (the "Servicer"), at least two Business Days prior to each Payment Date. The Notional Amount for the initial Calculation Period is U.S.$218,000,000.00.

Trade Date:            June 4, 2003.

Effective Date:        June 12, 2003.

Termination Date:      The earlier of the date on which the Notional Amount is
                       reduced to zero, and the Class A-3a Maturity Date, subject to the Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:      The Trust.

Fixed Rate:            1.587% per annum.

Day Count Fraction:    30/360

Fixed Rate Payer
Payment Dates:         The 20th day of each month in each year prior to and
                       including the Termination Date, commencing on June 20, 2003, subject to the Following Business Day Convention, with no adjustment to Period End Dates.

Floating Amounts:      For each Floating Rate Payer Payment Date, an amount
                       equal to the Class A-3a Monthly Interest Distributable
                       Amount scheduled under the Trust Securities to be due thereunder (as determined by the Servicer under the Pooling and Servicing Agreement) for the interest period thereunder scheduled to correspond to the applicable
                       Calculation Period, as such amount is identified (subject to part 5b hereof) to Bank One by the Servicer, at least two Business Days prior to each Payment Date.

Floating Rate Payer:   Bank One.

Floating Rate Payer
Payment Dates:         The 20th day of each month in each year prior to and
                       including the Termination Date, commencing on June 20, 2003, subject to the Following Business Day Convention.

Business Days:         New York.


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Calculation Agent:     Bank One, except as otherwise provided in the Agreement.

          3. Account Details

             Account for Payments to the Trust:

                  JPMorgan Chase Bank
                  ABA No.: 021-000-021
                  Account No.: 507-947541
                  Account Name: NY-SFS Incoming Wire Acct
                  Ref: 10205620.1  - CITEC 2003-VT1 Collection Account

             Account for Payments to Bank One:

                  Bank One, NA (Chicago, Illinois)
                  ABA # 071000013
                  Account # 48115380
                  Account Name:  Bank One, NA (Chicago, Illinois)
                  Reference #: Global Derivatives

          4. Offices

          The Office of Bank One for the Transaction is Chicago, Illinois. The Office of the Trust for the Transaction is its office at the address specified for notices to it in the Schedule to the Agreement. The address for notices under this Confirmation for Bank One, including delivery of the Servicer Report, is as follows: Bank One, NA, 1 Bank One Plaza - Suite IL1-0047, Chicago, IL 60670, Attention: CMS Department Manager, Fax: 732-7940.

          5. Other Terms

               a. Each party has entered in the Transaction solely in reliance on it own judgment. Neither party has any fiduciary obligation to the other party relating to the Transaction. In addition, neither party has held itself out as advising, or has held out any of its employees or agents as having the authority to advise, the other party as to whether or not the other party should enter into the Transaction, any subsequent actions relating to the Transaction or any other matters relating to the Transaction. Neither party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any such person to the other party relating to the Transaction, whether or not such advice is given or such views are expressed at the request of the other party.

               b. The Pooling and Servicing Agreement sets forth the agreement of CIT Financial USA, Inc., as servicer, with respect to its duties to communicate to the Trust and Bank One information relating to the interest scheduled to be paid by the Trust from time to time under the Trust Securities. Neither party to the Transaction will have any responsibility to the other in connection with any failure by the servicer to perform any of those duties or any delay by it in doing so. Nothing in this provision shall affect the rights of the parties hereto against the servicer for the failure by it to perform its obligations under the Pooling and Servicing


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Agreement as set forth herein and nothing herein shall affect the obligations of the Trust under Part 5(o) of the Schedule.

               c. Capitalized terms used herein but not defined herein or in the Agreement have the meaning given to them in the Transaction Documents.

          THE AGREEMENT AND THIS CONFIRMATION REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS WRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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          Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms.

                                        Yours sincerely,

                                        BANK ONE, NA,


                                        By: /s/ Kenna A. Walker
                                             -----------------------------------
                                             Name:  Kenna A. Walker
                                             Title: Vice President

                                        Confirmed as of the date
                                        first above written:


                                        CIT EQUIPMENT COLLATERAL 2003-VT1


                                        By: THE BANK OF NEW YORK, not in its
                                            individual capacity, but solely as
                                            Owner Trustee on behalf of the Trust


                                        By: /s/ John Bobko
                                            ------------------------------------
                                             Name:  John Bobko
                                             Title: Assistant Vice President


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